Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 14, 1999 relating to the financial statements, which appears in AVX Corporation's Annual Report on Form 10-K for the year ended March 31, 1999.


                                                     PricewaterhouseCoopers LLP


Atlanta, Georgia
August 18, 1999